Exhibit 4.4

COMMON STOCK

COMMON STOCK

C

ORACLE

ORACLE CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ
NEW YORK, NY AND PITTSBURGH, PA

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND A STATEMENT OF RIGHTS, PREFERENCES AND PRIVILEGES

THIS CERTIFIES THAT

CUSIP 68389X 10 5

IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF

ORACLE CORPORATION

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the record holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

ORACLE CORPORATION
INCORPORATED
SEPTEMBER 9,
2005
DELAWARE

President

Senior Vice President, General Counsel & Secretary

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: DENISE LITTLE 931-490-1706

PROOF OF: JANUARY 5, 2010
ORACLE CORPORATION
TSB 00865
OPERATOR: APUB
R4

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-4 olive.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

ORACLE CORPORATION

A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes and series of shares authorized to be issued and upon the holders thereof may be obtained upon request and without charge from the Corporation at its principal executive office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—              Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated ___________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

ABnote North America

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931)388-3003

SALES: DENISE LITTLE 931-490-1706

PROOF OF: JANUARY 4, 2010

ORACLE CORPORATION

TSB 00865

OPERATO: AP/JB

R2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:          OK AS IS          OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF